Exhibit 10.40

                              EMPLOYMENT AGREEMENT

     AGREEMENT (the "Agreement"), dated as of March 1, 1999, between Value America, Inc., a Virginia corporation (the "Company"), and Tom Morgan (the "Executive").

     The Company and the Executive agree as follows:

     1. Position; Term OF Employment. The Company agrees to employ the Executive, and the Executive agrees to serve the Company, as its Chief Executive Officer. The parties intend that the Executive shall continue to so serve in the aforesaid capacity throughout the Term (as such term is defined below).


       Subject to earlier termination under the provisions of Paragraph 4 below, the term of Executive's employment by the Company hereunder shall commence on March 1, 1999 and shall continue through December 31, 2004 and then renew for an additional one year term on January 1, 2005 and each subsequent annual anniversary thereof unless not more than 6 and at least 3 months prior to January 1, 2005 or a subsequent annual anniversary thereof either Executive or Company gives to the other written notice that the term shall not be renewed at such annual anniversary, in which case the term shall expire on December 31, 2004 or the day before such subsequent anniversary, as the case may be (the "Term").

     2. Duties. The Executive throughout the Term shall devote his full time and undivided professional attention during normal business hours to the business and affairs of the Company and its affiliates, if any ("Affiliates"), except for holidays and vacations consistent with applicable Company policy and except for illness or incapacity, but nothing in this Agreement shall preclude the Executive from serving as a director or a member of an advisory committee of any organization involving no conflict of interest with the Company (subject to prior approval of his appointment to such position in certain cases as provided in the next to last sentence of this Paragraph 2), from engaging in charitable and community activities, and from managing his personal investments, provided that such activities do not materially interfere with the performance of his duties and responsibilities under this Agreement. The Executive shall not accept any proposed appointment to serve as a director, trustee or the equivalent of any for-profit business organization of which the Executive is not a director, trustee, or the equivalent on the date hereof, without the prior approval of the Chairman of the Company's Board, which approval shall not be unreasonably withheld. The Executive shall report directly to the Chairman of the Board, or in his absence, the Board.

    3. Compensation.

       (a) Salary. During the Term, the Company shall pay to the Executive a salary of $395,000 ($495,000 beginning on the date that is 75 days following the closing date of the Company's initial public offering, if any), per annum payable in equal installments not less frequently than monthly. Such salary shall be reviewed by the Compensation Committee of the Board at least annually, with any increases taking into account, among other factors, corporate and individual performance and increases, if any, in relevant cost of living indices.

       (b) BONUS. During the Term, the Executive shall be entitled to participate in such bonus programs as the Compensation Committee of the Board from time to time shall approve. Notwithstanding the foregoing, for the period beginning on (i) the date hereof and ending June 30, 1999, Executive shall be entitled to a guaranteed bonus of $66,667, which bonus shall be paid no later than July 10, 1999, provided, Executive is employed hereunder on June 30, 1999, and (ii) for each calendar quarter beginning on or after July 1, 1999, Executive shall be entitled to a bonus per full calendar quarter of employment hereunder in such amounts and based upon achievement of such corporate and individual performance and other criteria as shall be established by the Compensation Committee of the Board from time to time, considering among other items input from the Chairman of the Board, the Executive and, if considered appropriate by the Committee, a compensation consultant (provided that the minimum bonus potential for the calendar years ending December 31, 1999 and December 31, 2000 shall be at least $166,667 (including the $66,667 guaranteed amount referred to above) and $200,000, respectively), which bonus shall be paid within 10 days after the end of the applicable calendar quarter provided Executive is employed hereunder on the last day of such quarter

       (c) Cash Incentive Bonus. Provided the Executive's employment hereunder by the Company is not terminated pursuant to Section 4(c) by the Company for Due Cause or pursuant to Section 4(f) by the Executive as a Voluntary Termination prior to the earlier of March 1, 2000 or the date of a Change of Control (as such term is defined below), the Company shall also pay to the Executive a cash incentive bonus equal to (i) if the Company completes an initial public offering while Executive is employed by Company hereunder and prior to March 1, 2000, the lesser of (A) $1,000,000 or (B) an amount equal to the product of (1) the amount by which the Aggregate Market Capitalization (as such term is defined below) of the Company at the close of business on the earliest of the date that is the first anniversary (the "Anniversary Date") of the day following the closing of the Company's initial public offering (the "Post-IPO Date"), the date of a Change of Control (as such term is defined below) or the date of termination of Executive's employment hereunder pursuant to Section 4(a) for death, Section 4(b) for Disability, or Section 4(d) or 4(e) by the Company without Due Cause exceeds the Aggregate Market Capitalization of the Company at the close of business on the Post-IPO Date and (2) 1%, or (ii) if the Company does not complete an initial public offering while Executive is employed by Company hereunder and prior to March 1, 2000, the lesser of (A) $1,000,000 or (B) an amount equal to the product of (1) the amount by which the Aggregate Valuation (as such term is defined below) of Company's Common Stock on the earliest of March 1, 2000, the date of a Change of Control (as such term is defined below) or the date of termination of Executive's employment hereunder pursuant to
Section 4(a) for death, Section 4(b) for Disability, or Section 4(d) or 4(e) by the Company without Due Cause exceeds $600,000,000 and (2) 1%. Notwithstanding anything to the contrary in this Section 3(c), if, after the Post-IPO Date, and prior to the earliest of the Anniversary Date, the date of a Change of Control or the date of termination of Executive's employment hereunder pursuant to
Section 4(a) for death, Section 4(b) for Disability or Section 4(d) or 4(e) by the Company without Due Cause, the Company either (i) completes a leveraged recapitalization in which its leverage ratio (which is the ratio of total indebtedness to either cash flow or EBITDA (as defined in its bank credit agreement)), is increased to more than 3-to-1, or (ii) repurchases at least 10% of its outstanding shares of Common Stock, then for purposes of determining the increase in the Company's Aggregate Market Capitalization since the Post-IPO Date, the "ending" Aggregate Market Capitalization shall be the greater of the Company's Aggregate Market Capitalization on (x) the day that is the last business day prior to the date of completion of the leveraged recapitalization or the first repurchase of shares, as applicable, or (y) the earliest of the Anniversary Date, the date of a Change of Control or the date of termination of Executive's employment hereunder pursuant to Section 4(a) for death, Section 4(b) for Disability or Section 4(d) or 4(e) by the Company without Due Cause. For the purposes of this Section 3 (c), the "Aggregate Valuation" shall be determined in good faith by the Board of Directors based upon a written independent evaluation provided by a nationally recognized investment banking firm. A "Change of Control" shall mean (i) a disposition by the Company of substantially all of its assets or (ii) the transfer by security holders of the Company as of the date hereof (whether by sale, exchange, merger or otherwise) of more than 50% of the shares of capital stock then outstanding on a fully diluted basis to a person or entity not a shareholder (or an affiliate of a shareholder) of the Company on the date hereof. "Aggregate Market Capitalization" on a given date shall mean an amount equal to the product of (i) the number of the then outstanding shares of Company Common Stock and (ii) the Market Price on such day. "Market Price" at any date shall be deemed to be the last reported sale price of the Company Common Stock on such day, or, in case no such reported sales takes place on such day, the average of the last reported sale prices for the previous three trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading or as reported on the NASDAQ National Market System, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the NASDAQ National Market System, the average closing bid price as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or similar organization if NASDAQ is no longer reporting such information, or if the Common Stock is not quoted on NASDAQ, as determined in good faith by resolution of the Board of Directors of Company, based on the best information available to it.

       (d) Benefit Plans. During the Term, the Executive shall be entitled to participate in all retirement and employment benefit plans of the Company that are generally available to senior executives of the Company. Such participation shall be pursuant to the terms and conditions of such plans, as the same shall be amended from time to time. Executive shall be entitled to 20 days of paid vacation per full calendar year, which shall accrue ratably throughout the year. Unused vacation shall not be carried over from one calendar year to another and Executive shall not be entitled to a cash payment for any unused vacation. In addition, Company shall pay to Executive as additional compensation each month
(i) $_________, which Executive will use to pay the premium on term life insurance covering his life (provided that $2,000,000 of the proceeds payable under such policy shall be payable to the Company) and (ii) $________, which Executive will use to pay the premiums on disability insurance covering him.

       (e) Relocation Expenses. The Company will reimburse the Executive for the reasonable out-of-pocket expenses incurred by Executive for (i) moving van expenses to Charlottesville, Virginia and (ii) living expenses in Charlottesville, Virginia for a reasonable period of time prior to the Executive moving to Charlottesville, Virginia.

       (f) Business Expenses. During the Term, the Company shall, in accordance with policies then in effect with respect to payments of expenses, pay or reimburse the Executive for all reasonable out-of-pocket travel and other expenses (other than ordinary commuting expenses) incurred by the Executive in performing services hereunder. All such expenses shall be accounted for in such reasonable detail as the Company may require.

 (g) Indemnity. As an officer of Company, Executive shall be entitled to indemnity as provided in the Company's Articles of Incorporation, as the same shall be amended from time to time.

    4. Termination.

       (a) DEATH. In the event of the death of the Executive during the Term, his employment shall be terminated as of the date of death and his salary for the month in which his death occurs shall be paid to his designated beneficiary, or in the absence of such designation, to the estate or other legal representative of the Executive. Except in accordance with the terms of the Company's benefit programs and plans then in effect, after his date of death, Executive shall not be entitled to any other compensation or benefits from the Company or hereunder.

       (b) Disability. In the event of the Executive's Disability as hereinafter defined, the employment of the Executive may be terminated by the Company, effective upon the Disability Termination Date (as defined below). After the Disability Termination Date, except in accordance with the Company's benefit programs and plans then in effect, Executive shall not be entitled to any compensation or benefits from the Company or hereunder.


           "Disability," for purposes of this Agreement, shall mean the Executive's incapacity due to physical or mental illness causing his complete and full-time absence from his duties, as defined in Paragraph 2, for either a consecutive period of more than six months or at least 180 days within any 270-day period. Any determination of the Executive's Disability made in good faith by the Board shall be conclusive and binding on the Executive, unless within 10 days after written notice to Executive of such determination, Executive elects by written notice to Company to challenge such determination, in which case the determination of Disability shall be made by arbitration pursuant to Section 13 below (provided that Company shall not be required to provide Executive any compensation or benefits after the determination by the Board unless the arbitration results in a determination that Executive is not disabled, in which case the Company shall pay to Executive within 10 days after such arbitration decision all compensation due through the date of such arbitration decision, and further provided that Company shall not be deemed to have breached its obligations related to such compensation and benefits under this Agreement if it makes such payment within 10 days after such arbitration decision). The Disability Termination Date shall be the date on which the Board makes such determination of Executive's Disability unless the arbitration, if any, results in a determination that Executive is not disabled.

       (c) Termination by the Company for Due Cause. Nothing herein shall prevent the Company from terminating the Executive's employment for Due Cause. The Executive shall continue to receive the salary provided for in this Agreement only through the period ending with the date of such termination. Any rights and benefits he may have under employee benefit plans and programs of the Company shall be determined in accordance with the terms of such plans and programs. Except as provided in the two immediately preceding sentences, after termination of employment for Due Cause, Executive shall not be entitled to any compensation or benefits from the Company or hereunder.


           The term "Due Cause," as used herein, shall mean (i) repeated material violation by the Executive of the Executive's obligations hereunder, the DNN Agreement (as defined in Paragraph 10 below) or a written directive from either the Chairman of the Board or the Board (1) which are willful and deliberate on the Executive's part, (2) which are not due to the Disability of the Executive (within the meaning of Paragraph 4(b) but without regard to the requirement that it continue for more than six months or 180 days within a 270-day period) and (3) which have not been cured by the Executive within 15 business days after written notice to the Executive specifying the nature of such violations, (ii) an act or acts of dishonesty on the Executive's part which are intended to or do result in either the Executive's personal enrichment or material adverse affect upon the Company's assets, business, prospects or reputation, or (iii) conviction of a felony or a misdemeanor involving fraud, breach of trust, or misappropriation. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Due Cause without (1) written notice to the Executive setting forth the reasons for the Company's intention to terminate for Due Cause, (2) an opportunity for the Executive, together with his counsel, to be heard before the Board, and (3) delivery to the Executive of a Notice of Termination from the Board finding that in the good faith opinion of at least three-quarters (3/4) of the Board (not counting the Executive in either the numerator or the denominator), the Executive was guilty of conduct set forth above in clause (i), (ii) or (iii) hereof, and specifying the particulars thereof in detail.

       (d) Termination by the Company Other than for Due Cause. The foregoing notwithstanding, the Company may terminate the Executive's employment for whatever reasons it deems appropriate; provided, however, that in the event such termination is not due to death, Disability or Due Cause, the Executive shall
(i) be entitled to a Termination Payment as hereinafter defined and (ii) be sent written notice stating the termination is not due to death, Disability or Due Cause. If the Company terminates the Executive's employment for other than death, Disability or Due Cause prior to March 1, 2001, the term "Termination Payment" shall mean a cash payment equal to the sum of (i) an amount equal to twice his annual salary, as in effect immediately prior to such termination, and
(ii) a pro rata portion of any bonus that would have been payable to the Executive under Paragraph 3(b) for such calendar year if he had been employed for the full calendar year, provided the criteria for such bonus other than the Executive's continued employment are satisfied. If the Company terminates the Executive's employment for other than death, Disability or Due Cause during the Term and after March 1, 2001, the term "Termination Payment" shall mean a cash payment equal to the sum of (i) an amount equal to his annual salary, as in effect immediately prior to such termination, and (ii) a pro rata portion of any bonus that would have been payable to the Executive under Paragraph 3(b) for such calendar year if he had been employed for the full calendar year, provided the criteria for such bonus other than the Executive's continued employment are satisfied. Such Termination Payment shall be payable in 12 equal monthly installments beginning 30 days after the date of termination. In addition, the Company will pay the premium cost for the Executive to receive any group health coverage that the Company provides under Section 4980B of the Internal Revenue Code of 1986 ("COBRA Coverage") for the period in which the Executive is eligible for such COBRA coverage. Following the Executive's termination of employment under this Paragraph 4(d), the Executive will have no further obligation to provide services to the Company pursuant to Paragraphs 1 and 2. Except for the Termination Payment and as otherwise provided in accordance with the terms of the Company's benefit programs and plans then in effect, after termination by the Company of employment for other than death, Disability or Due Cause, Executive shall not be entitled to any other compensation or benefits from the Company or hereunder.


       (e) Constructive Termination of employment by the Company Without Due Cause. Termination by the Company without Due Cause under Paragraph 4 (d) shall be deemed to have occurred if the Executive elects to terminate his employment as a result of a material breach by the Company of Section 3 of this Agreement (which breach is not cured within 10 days after written notice thereof by Executive to each of the Directors of the Company, which notice shall specifically describe such alleged breach).

       (f) Voluntary Termination. In the event that the Executive terminates his employment at his own volition prior to the expiration of the Term (except as provided in Paragraph 4(e) above), such termination shall constitute a "Voluntary Termination" and in such event the Executive shall be limited to the same rights and benefits as provided in connection with a termination for Due Cause under Paragraph 4 (c) above, provided that Executive shall be entitled to a pro-rata portion of any bonus that would have been payable to the Executive under Paragraph 3(b) for such calendar year if he had been employed for the full calendar year, provided that the criteria for such bonus other than the Executive's continued employment are satisfied.

       (g) Election Not to Renew. An election by either Company or Executive pursuant to Paragraph 1 above not to renew the Term shall not be deemed a termination of employment by either party. After the expiration of the Term because of either Company's or Executive's election not to renew, except in accordance with the terms of the Company's benefit plans and programs then in effect and as provided in the next sentence, Executive shall not be entitled to any other compensation or benefits from the Company or hereunder. If the Company elects not to renew, the Company shall continue to pay Executive his then current salary for thirteen months following the date of such election, provided that Executive may terminate his employment hereunder at any time after such election upon 30 days prior written notice to the Company.

       (h) Notice of Termination, Resignation and Release. Any termination under
Section 4(c) by the Company for Due Cause or Section 4(b) for Disability or by the Executive pursuant to a constructive termination under Section 4(e) shall be communicated by Notice of Termination to the other party thereto given in accordance with Paragraph 12. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the termination date is other than the date of receipt of such Notice, specifies the termination date (which date shall not be prior to the date of such notice or more than 15 days after the giving of such Notice).

           Notwithstanding anything in this Agreement to the contrary, in order to be eligible to receive any payments or benefits hereunder as a result of the termination or expiration of the Executive's employment, in addition to fulfilling all other conditions precedent to such receipt, the Executive (if he has the legal capacity to do so and if not, his legal representative) must within 10 days after the termination date (i) resign as a member of the Board, if applicable, and as an officer and employee of the Company and its Affiliates and (ii) on behalf of the Executive and his estate, heirs and representatives, execute a release in form and substance reasonably satisfactory to the Company and its legal counsel releasing the Company, its Affiliates and each of the Company's and such Affiliate's respective officers, Directors, employees, members, managers, agents, independent contractors, representatives, shareholders, successors and assigns (all of which persons and entities shall be third party beneficiaries of such release with full power to enforce the provisions thereof) from any and all claims related to any payments or benefits under Section 3 or 4 of this Agreement related to the termination of Executive's employment (provided that Executive's post-termination of employment obligations under Section 5 shall cease upon the Company's failure to make any such payments when due if within 15 days after written notice of such failure, Company does not make the required payment).

               (i) Earned and Accrued Payments. The foregoing notwithstanding, upon the termination of the Executive's employment at any time, for any reason, the Executive shall be paid all amounts that had already been earned and accrued as of the time of termination, including but not limited to (i) pay for any accrued and unused vacation; (ii) any bonus that had been earned but not yet paid; and (iii) reimbursement for any business expenses accrued in accordance with Section 3(d).

       5. Non-Compete and Non-Solicitation. The Executive agrees that during the Term which he is employed by the Company, and during the period ending two years (one year in the event of an expiration resulting from the Company's election not to renew) after a Voluntary Termination, a termination by the Company for Disability or Due Cause or an expiration of the Term because either Executive or Company elects not to renew pursuant to Paragraph 1 above (the "Non-Compete Period"), he shall not:


              (a) compete with any business that is conducted by the Company or any of its Affiliates at any time during the two years immediately preceding and the 6 months after the date of termination or expiration of the Term, excluding any business that the Company ceased to conduct more than 6 months prior to termination or expiration. For purposes of this Agreement, the term "compete" shall mean engaging in an activity on behalf of himself or as a more than 5% equity holder, an officer, a director, an employee, a partner, a member, a manager, an agent, a consultant, a sole proprietor, or any other individual or representative capacity if (i) it involves a business which sells or distributes consumer and business products primarily (more than 50%) through the Internet or which develops or distributes convergence technology products or which uses interactive multimedia to sell its products and (ii) the location in which the Executive conducts such activities is within 50 miles of Charlottesville, Virginia;


              (b) on behalf of himself or any other person or entity solicit for employment any employee of Company or its Affiliates who was such at any time during the 6 months immediately preceding and the 6 months after the date of termination or expiration of the Term or cause such an employee to terminate him or his employment by the Company or its Affiliates; or

              (c) intentionally cause any vendor of the Company who was such at any time during the two years immediately preceding and within six months after the date of termination or expiration of the Term to cease doing business with or materially decrease the amount of business done with the Company.

               In the event the restrictions contained in this Paragraph 5 shall be determined by any court of competent jurisdiction to be unenforceable by reason of extending for too great a period of time or over too great a geographic area or by reason of being too extensive in any other respect, such restrictions shall be interpreted to extend only over the maximum period of time for which they may be enforceable, and over the maximum geographic area as to which they may be enforceable and to the maximum extent in all other respects as to which they may be enforceable, all as determined by such court in such action.

    6. Protection of Confidential Information, Etc. The Executive acknowledges that his employment by the Company will, throughout the Term of this Agreement, bring him into close contact with many confidential affairs of the Company, including information about costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, technical processes and know-how and other business affairs and methods and other information not readily available to the public, and plans for future developments. The Executive further acknowledges that the services to be performed under this Agreement are of a special and unique character. In recognition of the foregoing, the Executive covenants and agrees that except as required in connection with enforcing or defending any rights or claims in a legal proceeding or arbitration pursuant to Section 13 below related to his employment by the Company, this Agreement or any other agreement between the Executive and the Company:

                      (i) during the Term which the Executive is employed by the
               Company and thereafter, regardless of the reasons for termination of employment, the Executive shall not, without the prior written consent of the Board or a person authorized thereby, disclose to any person other than as required by law, court order or administrative or other governmental compulsory process, or other than to an employee of the Company or its Affiliates, or to a person to which disclosure is appropriate in connection with the performance by the Executive of his duties as an executive of the Company (e.g., disclosure to the Company's outside consultants, independent contractors, lawyers, accountants or bankers of financial data properly requested by such persons) any confidential information obtained by him while in the employ of the Company with respect to any of the Company's products, services, customers, suppliers, marketing techniques, methods, or future plans, the disclosure of which will be damaging to the Company; provided, however, that confidential information known generally to the public (other than as a result of unauthorized disclosure by the Executive) shall not be subject to the provisions of this Section 6 (i) after the time it becomes generally known to the public;

                      (ii) he will deliver promptly to the Company on termination of his employment, or at any other time the Company may reasonably so request, at its expense, all memoranda, notes, records, reports, and other documents (and all copies thereof) relating to the Company's business, which he may possess or have under his control other than any agreements or plans related to the Executive's employment by the Company; and

                      (iii) he will  transfer  and  assign to the  Company,  all rights of every kind and character, in perpetuity, in and to any material and/or ideas written, suggested or submitted by the Executive which relate to the business of the Company and all other results and proceeds of the Executive's service hereunder. The Executive agrees to execute and deliver to the Company such assignments or other instruments as the Company may require from time to time to evidence its ownership of the results and proceeds of the Executive's service.

    7. Injunctive Relief. The Executive acknowledges that a breach of the restrictions against engaging in a competitive activity contained in Paragraph 5 and the disclosure of confidential information contained in Paragraph 6 will cause irreparable damage to the Company, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Executive and the Company agree that if the Executive breaches the restrictions on engaging in a competitive activity, on solicitations, on the disclosure of confidential information or on any other matter or action contained in Paragraphs 5 and 6, then the Company shall be entitled to injunctive relief.

    8. Successors and Assigns.


              (a) Assignment by the Company. This Agreement shall be binding upon and inure to the benefit of the Company or any corporation or other entity to which the Company may transfer all or substantially all of its assets and business and to which the Company may assign this Agreement, in which case the term "Company," as used herein, shall mean such corporation or other entity, provided that no such assignment shall relieve the Company from any obligations hereunder, whether arising prior to or after such assignment.

              (b) Assignment by the Executive. The Executive may not assign this Agreement or any part hereof without the prior written consent of the Company; provided, however, that nothing herein shall preclude the Executive from designating one or more beneficiaries to receive any amount that may be payable following occurrence of his legal incompetency or his death and shall not preclude the legal representative of his estate from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate. The term "beneficiaries," as used in this Agreement, shall mean a beneficiary or beneficiaries so designated to receive any such amount or, if no beneficiary has been so designated, the legal representative of the Executive (in the event of his incompetency) or the Executive's estate.

    9. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia.

    10. Entire Agreement. This Agreement and the Developments, Noncompete, Nondisclosure Agreement between Executive and Company dated March 1, 1999 (the "DNN Agreement") contain all of the understandings and representations between the parties hereto pertaining to the matters referred to herein, and supersede all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto. This Agreement may only be modified by an instrument in writing. The terms of this Agreement and the DNN Agreement shall be interpreted to be independent agreements such that Executive must comply with the terms of each such agreement (provided that effective upon execution of this Agreement, Section 6 of the DNN Agreement shall be of no further force and effect and Section 5 of this Agreement shall supersede any conflicting provision of the DNN Agreement). To the extent such terms are deemed to be inconsistent in any given circumstance, Executive may request in writing a determination by the Board as to how such inconsistency shall be resolved.

    11. Waiver of Breach. The waiver by any party of a breach of any condition or provision of this Agreement to be performed by such other party shall not operate or be construed to be a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time.

    12. Notices. Any notice to be given hereunder shall be in writing and delivered personally, or sent by certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:

               If to the Company:
               Value America, Inc.
               1550 Insurance Lane
               Charlottesville, Virginia 22911
               Attn:  Corporate Secretary

               With a copy to:
               Gary D. LeClair, Esquire
               LeClair Ryan, A Professional Corporation
               707 E. Main Street
               11th Floor
               Richmond, Virginia 23219

               If to the Executive:
               Tom Morgan
               ---------------------
               ---------------------



    13. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association then in effect in the Commonwealth of Virginia and judgment upon such award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The board of arbitrators shall consist of one arbitrator to be appointed by the Company, one by the Executive, and one by the two arbitrators so chosen. The arbitration shall be held at such place as may be agreed upon at the time by the parties to the arbitration. The cost of arbitration shall be borne as determined by the arbitrators.

    14. Withholding. Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive or his estate or beneficiaries shall be subject to the withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provisions for payment of taxes and withholdings as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold have been satisfied.

    15. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

    16. Titles. Titles to the paragraphs in this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any paragraph.

    17. Legal Fees. Company agrees to pay the reasonable fees and expenses of Executive's legal counsel in connection with the negotiation and execution of this Agreement, not to exceed $1,000.

    18. Counsel. This Agreement has been prepared by LeClair Ryan, A Professional Corporation, as counsel to the Company ("Counsel"), after full disclosure of its representation of the Company and with the consent and direction of the Company and the Executive. The Executive has reviewed the contents of this Agreement and fully understands its terms. The Executive acknowledges that he is fully aware of his right to the advice of counsel independent from that of the Company, that Counsel has advised him of such right and disclosed to him the risks in not seeking such independent advice, and that he fully understands the potentially adverse interests of the parties with respect to this Agreement. The Executive further acknowledges that neither the Company nor its Counsel has made representations or given any advice with respect to the tax or other consequences of this Agreement or any transactions contemplated by this Agreement to him, that he has been advised of the importance of seeking independent counsel with respect to such consequences, and that he had obtained independent counsel with respect to such consequences. By executing this Agreement, the Executive represents that he has, after being advised of the potential conflicts between him and the Company with respect to the future consequences of this Agreement, either consulted independent legal counsel or elected, notwithstanding the advisability of seeking such independent legal counsel, not to consult with such independent legal counsel.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


                                          VALUE AMERICA, INC.

                                          By: /s/ Dean M. Johnson
                                             -----------------------

                                          Its:Executive Vice President


                                          /s/ Tom Morgan
                                          ----------------------------------
                                          Tom Morgan